Exhibit 99.1

NAVIGANT REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

CHICAGO, July 28, 2015 – Navigant (NYSE: NCI) today announced financial results for the second quarter ended June 30, 2015.

Financial Summary and Highlights:

•	Second quarter 2015 revenues before reimbursements (RBR) increased 13% year-over-year to $211.0 million, and total revenues increased 12% year-over-year to $233.4 million.

•	Second quarter 2015 RBR results included organic growth of 8% year-over-year, with contributions from three out of four segments.

•	Net income from continuing operations was $7.8 million or $0.16 per share; adjusted earnings per share (EPS) increased 18% year-over-year to $0.26, and adjusted EBITDA increased 10% year-over-year to $30.1 million.

•	421,872 shares of common stock repurchased in second quarter 2015 at an average cost of $14.13 per share.

•	Confirms financial outlook for 2015.

Navigant reported second quarter 2015 RBR of $211.0 million, a 13% increase compared to $186.5 million for second quarter 2014, with year-over-year RBR organic growth in three out of four segments. Total revenues increased 12% to $233.4 million for second quarter 2015 compared to $208.1 million for second quarter 2014. Net income from continuing operations for second quarter 2015 was $7.8 million, or $0.16 per share, compared to a net loss of $75.9 million, or $1.55 per share, in the second quarter 2014, which included a non-cash goodwill impairment of $122.0 million ($86.9 million or $1.78 per share on an after-tax basis.) Adjusted EPS increased 18% to $0.26 for second quarter 2015 compared to $0.22 for second quarter 2014. Adjusted EBITDA increased 10% to $30.1 million for second quarter 2015 compared to $27.4 million for the same period in 2014.

Julie Howard, Chairman and Chief Executive Officer, commented, “I am very pleased with our strong results for the second quarter, notably with the achievement of an organic RBR growth rate of 8%, driven by our Healthcare, Energy and Disputes, Investigations and Economics segments.”

Howard continued, “We believe that combining revenue growth and operating efficiency are essential for creating long-term value for our shareholders. Consistent with this objective, during the quarter, we took certain actions, as previously discussed, to streamline our operations to improve profitability. These actions combined with our strong year-to-date results have kept us in line to deliver on the guidance we set forth at the beginning of the year.”

Segment Financial Summary

	For the quarter ended June 30,
	2015	2014	Change
RBR ($000)
Disputes, Investigations & Economics	$81,116	$76,294	6.3%
Financial, Risk & Compliance	29,509	32,193	-8.3%
Healthcare	74,245	54,446	36.4%
Energy	26,153	23,571	11.0%

Total Company	$211,023	$186,504	13.1%

Total Revenues ($000)
Disputes, Investigations & Economics	$87,515	$82,444	6.2%
Financial, Risk & Compliance	34,439	38,224	-9.9%
Healthcare	80,652	60,476	33.4%
Energy	30,833	26,953	14.4%

Total Company	$233,439	$208,097	12.2%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$25,721	$26,213	-1.9%
Financial, Risk & Compliance	11,201	13,541	-17.3%
Healthcare	24,726	15,475	59.8%
Energy	7,513	7,009	7.2%

Total Company	$69,161	$62,238	11.1%

Segment Operating Margin (% of RBR)
Disputes, Investigations & Economics	31.7%	34.4%
Financial, Risk & Compliance	38.0%	42.1%
Healthcare	33.3%	28.4%
Energy	28.7%	29.7%

Total Company	32.8%	33.4%

RBR for the Healthcare segment increased 36% year-over-year for second quarter 2015 with 14% organic RBR growth for the period. Overall RBR growth for the segment was driven primarily by business process management services and increased demand for our life sciences consulting expertise. Segment operating profit margin increased to 33% compared to 28% in the same period last year, driven by better operating leverage within the segment.

The Financial, Risk & Compliance segment RBR for second quarter 2015 decreased 8% compared to the prior year quarter, reflecting lower volume of work from an ongoing large financial institution client, partially offset by continued strong demand for regulatory and compliance consulting engagements for major financial institutions. Second quarter 2015 segment operating profit was down 17% year-over-year as a result of lower RBR and our decision to maintain capabilities in the segment based on our expected market demand for this segment’s consulting services. In addition, segment operating profit was further impacted by a change in the use of flexible resources.

The Energy segment RBR for second quarter 2015 increased 11% compared to second quarter 2014, all of which represented organic growth. The RBR growth in the quarter was driven by continued demand for the segment’s services from both the public and private sector, as well as increased client penetration from the segment’s key client accounts program. Second quarter 2015 segment operating profit was up 7% compared to the same period last year, as higher RBR was partially offset by higher compensation and benefits expenses associated with investments to expand the segment’s capabilities.

The Disputes, Investigations & Economics segment RBR for second quarter 2015 increased 6% year-over-year, primarily on an organic basis. The increase was driven by continued demand for our global construction and financial services disputes expertise. In addition, healthcare disputes and legal technology solutions contributed to the segment’s results for the second quarter 2015, partially offset by a lower contribution from forensic investigations and economic consulting engagements. Segment operating profit decreased 2% in second quarter 2015 compared to the same period of 2014, as higher RBR was offset by higher costs, mainly due to severance expense and costs incurred to better align resources.

Cash Flow

Free cash flow was $11.6 million for second quarter 2015 compared to $17.2 million for the same period in 2014, reflecting increased capital investment spending. Days Sales Outstanding (DSO) was 80 days as of June 30, 2015, down 2 days compared to June 30, 2014.

Bank debt was $171.4 million at June 30, 2015 compared to $188.8 million at June 30, 2014. Leverage (bank debt divided by trailing twelve month adjusted EBITDA) was 1.37 at June 30, 2015 compared to 1.71 at June 30, 2014.

Navigant repurchased 421,872 shares of common stock during second quarter 2015 at an aggregate cost of $6.0 million and an average cost of $14.13 per share. Effective July 1, 2015, our board of directors increased the amount authorized under the Company’s stock repurchase authorization to $100 million and extended the authorization through December 31, 2017.

2015 Outlook

Navigant confirmed its 2015 financial outlook. As previously disclosed, full year 2015 RBR is expected to range between $815 and $845 million while 2015 total revenues are estimated to be between $900 and $930 million. Adjusted EBITDA for full year 2015 is expected to range between $115 and $125 million and adjusted EPS for full year 2015 is estimated to be between $0.90 and $1.00.

Non-GAAP Financial Information and Key Operating Metrics

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

As used in this press release, organic growth represents RBR adjusted to include the impact of acquisitions as if the Company owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations. Our definition of organic growth may not be comparable to similarly titled metrics at other companies. Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company’s financial condition and results of operations.

Conference Call Details

Navigant will host a conference call to discuss the Company’s second quarter 2015 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, July 28, 2015. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website. A report of financial and related supplemental information is also available via the Navigant website.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) is an independent specialized, global professional services firm that combines deep industry knowledge with technical expertise to enable companies to defend, protect and create value. With a focus on industries and clients facing transformational change and significant regulatory and legal issues, the Firm serves clients primarily in the healthcare, energy and financial services sectors which represent highly complex market and regulatory environments. Professional service offerings include strategic, financial, operational, technology, risk management, compliance, investigative solutions, dispute resolutions services and business process management services. The Firm provides services to companies, legal counsel and governmental agencies. The business is organized in four reporting segments – Disputes, Investigations & Economics; Financial, Risk & Compliance; Healthcare; and Energy. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

For additional information contact:

Aaron Miles

Investor Relations

312.583.5820

aaron.miles@navigant.com

###

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data(1))

(Unaudited)

	For the quarter ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Revenues:
Revenues before reimbursements	$211,023	$186,504	$412,179	$361,560
Reimbursements	22,416	21,593	44,431	44,285

Total revenues	233,439	208,097	456,610	405,845
Costs of services:
Cost of services before reimbursable expenses	145,367	126,792	283,968	246,920
Reimbursable expenses	22,416	21,593	44,431	44,285

Total costs of services	167,783	148,385	328,399	291,205
General and administrative expenses	39,068	34,237	74,733	67,339
Depreciation expense	5,724	4,953	11,079	9,262
Amortization expense	2,297	1,633	4,566	2,995
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	2,308	(2,444)	(12,625)	(3,604)
Office consolidation, net	1,804	—	2,740	—
Goodwill impairment	—	122,045	—	122,045
Other impairment	98	204	98	204

Operating income (loss)	14,357	(100,916)	47,620	(83,601)
Interest expense	1,238	1,397	2,970	2,235
Interest income	(46)	(71)	(101)	(160)
Other (income) expense, net	176	186	(152)	268

Income (loss) from continuing operations before income tax (benefit) expense	12,989	(102,428)	44,903	(85,944)
Income tax (benefit) expense	5,162	(26,569)	11,933	(20,455)

Net income (loss) from continuing operations	7,827	(75,859)	32,970	(65,489)
Income from discontinued operations, net of tax	—	—	—	509

Net income (loss)	$7,827	$(75,859)	$32,970	$(64,980)

Basic per share data
Net income (loss) from continuing operations	$0.16	$(1.55)	$0.68	$(1.34)
Income from discontinued operations, net of tax	$—	$—	$—	$0.01

Net income (loss) (1)	$0.16	$(1.55)	$0.68	$(1.33)

Shares used in computing basic per share data	48,150	48,971	48,137	48,917
Diluted per share data
Net income (loss) from continuing operations	$0.16	$(1.55)	$0.67	$(1.34)
Income from discontinued operations, net of tax	$—	$—	$—	$0.01

Net income (loss) (1)	$0.16	$(1.55)	$0.67	$(1.33)

Shares used in computing diluted per share data (2)	49,310	48,971	49,369	48,917

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,854	$2,648
Accounts receivable, net	223,717	187,652
Prepaid expenses and other current assets	28,923	27,142
Deferred income tax assets	13,683	13,455

Total current assets	270,177	230,897
Non-current assets:
Property and equipment, net	72,496	60,617
Intangible assets, net	28,929	26,502
Goodwill	582,836	568,091
Other assets	19,547	17,386

Total assets	$973,985	$903,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,951	$11,735
Accrued liabilities	12,208	11,311
Accrued compensation-related costs	60,118	83,061
Income tax payable	3,132	1,763
Other current liabilities	40,402	52,526

Total current liabilities	127,811	160,396
Non-current liabilities:
Deferred income tax liabilities	81,194	76,329
Other non-current liabilities	20,084	14,387
Bank debt non-current	171,386	109,790

Total non-current liabilities	272,664	200,506

Total liabilities	400,475	360,902

Stockholders’ equity:
Common stock	64	64
Additional paid-in capital	622,260	611,882
Treasury stock	(287,684)	(275,608)
Retained earnings	251,307	218,337
Accumulated other comprehensive loss	(12,437)	(12,084)

Total stockholders’ equity	573,510	542,591

Total liabilities and stockholders’ equity	$973,985	$903,493

Selected Data
Days sales outstanding, net (DSO)	80	69

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$7,827	$(75,859)	$32,970	$(64,980)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	5,724	4,953	11,079	9,262
Accelerated depreciation - office consolidation	139	—	139	—
Amortization expense	2,297	1,633	4,566	2,995
Amortization expense - client-facing software	233	178	486	242
Share-based compensation expense	3,420	2,522	5,524	5,236
Accretion of interest expense	272	490	1,135	654
Deferred income taxes	1,073	(31,638)	4,686	(24,395)
Allowance for doubtful accounts receivable	1,402	1,904	1,592	2,784
Contingent acquisition liability adjustments, net	2,308	(2,444)	(12,625)	(3,604)
Gain on disposition of discontinued operations	—	—	—	(509)
Goodwill impairment	—	122,045	—	122,045
Other impairment	98	204	98	204
Changes in assets and liabilities (net of acquisitions and dispositions):
Accounts receivable	(12,313)	(8,943)	(36,747)	(29,293)
Prepaid expenses and other assets	409	2,864	(2,361)	141
Accounts payable	(969)	(1,765)	136	(4,216)
Accrued liabilities	(2,523)	(472)	1,444	(1,695)
Accrued compensation-related costs	16,743	19,703	(22,896)	(21,619)
Income taxes payable	(790)	239	46	(837)
Other liabilities	3,799	(370)	5,923	(4,879)

Net cash provided by (used in) operating activities	29,149	35,244	(4,805)	(12,464)
Cash flows from investing activities:
Purchases of property and equipment	(10,284)	(4,450)	(23,197)	(10,942)
Acquisitions of businesses, net of cash acquired	—	(83,334)	(21,379)	(84,834)
Proceeds from dispositions, net of selling costs	—	—	—	824
Payments of acquisition liabilities	(1,530)	(443)	(1,530)	(443)
Capitalized client-facing software	(309)	(36)	(346)	(864)

Net cash used in investing activities	(12,123)	(88,263)	(46,452)	(96,259)
Cash flows from financing activities:
Issuances of common stock	636	516	4,894	1,535
Repurchase of common stock	(5,964)	(7,036)	(12,081)	(14,427)
Payments of contingent acquisition liabilities	—	—	—	(107)
Repayments to banks	(67,119)	(88,497)	(138,703)	(156,895)
Borrowings from banks	58,249	156,420	199,643	288,774
Other, net	(1,036)	(1,272)	(1,247)	(2,281)

Net cash provided by (used in) financing activities	(15,234)	60,131	52,506	116,599

Effect of exchange rate changes on cash and cash equivalents	74	2	(43)	8

Net increase in cash and cash equivalents	1,866	7,114	1,206	7,884
Cash and cash equivalents at beginning of the period	1,988	2,738	2,648	1,968

Cash and cash equivalents at end of the period	$3,854	$9,852	$3,854	$9,852

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (3)

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and	For the quarter ended		For the six months ended
adjusted Earnings Per Share (4)	June 30,		June 30,
	2015	2014	2015	2014
Severance expense	$3,553	$1,972	$5,056	$2,477
Income tax benefit (5)	(1,232)	(758)	(1,752)	(957)

Tax-effected impact of severance expense	$2,321	$1,214	$3,304	$1,520

Other operating cost (benefit) - contingent acquisition liability adjustment, net	$2,308	$(2,444)	$(12,625)	$(3,604)
Income tax (benefit) expense (5)(6)(7)	(907)	985	(1,090)	1,453

Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	$1,401	$(1,459)	$(13,715)	$(2,151)

Other operating costs - office consolidation, net	$1,804	$—	$2,740	$—
Income tax benefit (5)	(729)	—	(1,052)	—

Tax-effected impact of other operating costs - office consolidation, net	$1,075	$—	$1,688	$—

Other operating costs - goodwill impairment	$—	$122,045	$—	$122,045
Income tax benefit (5)	—	(35,111)	—	(35,111)

Tax-effected impact of other operating costs - goodwill impairment	$—	$86,934	$—	$86,934

Other operating costs - other impairment	$98	$204	$98	$204
Income tax benefit (5)	(40)	(82)	(40)	(82)

Tax-effected impact of other operating costs - other impairment	$58	$122	$58	$122

EBITDA reconciliation:
Operating income (loss)	$14,357	$(100,916)	$47,620	$(83,601)
Depreciation expense	5,724	4,953	11,079	9,262
Accelerated depreciation - office consolidation	139	—	139	—
Amortization expense	2,297	1,633	4,566	2,995

EBITDA	$22,517	$(94,330)	$63,404	$(71,344)
Severance expense	3,553	1,972	5,056	2,477
Other operating cost (benefit) - contingent acquisition liability adjustment, net	2,308	(2,444)	(12,625)	(3,604)
Other operating costs - office consolidation, net	1,665	—	2,601	—
Other operating costs - goodwill impairment	—	122,045	—	122,045
Other operating costs - other impairment	98	204	98	204

Adjusted EBITDA	$30,141	$27,447	$58,534	$49,778

Net income (loss) from continuing operations	$7,827	$(75,859)	$32,970	$(65,489)
Tax-effected impact of severance expense	2,321	1,214	3,304	1,520
Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	1,401	(1,459)	(13,715)	(2,151)
Tax-effected impact of other operating costs - office consolidation, net	1,075	—	1,688	—
Tax-effected impact of other operating costs - goodwill impairment	—	86,934	—	86,934
Tax-effected impact of other operating costs - other impairment	58	122	58	122

Adjusted net income	$12,682	$10,952	$24,305	$20,936

Shares used in computing adjusted per diluted share data (8)	49,310	50,078	49,369	50,257
Adjusted earnings per share	$0.26	$0.22	$0.49	$0.42

Free Cash Flow (9)	For the quarter ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$29,149	$35,244	$(4,805)	$(12,464)
Changes in assets and liabilities	(4,356)	(11,256)	54,455	62,398
Allowance for doubtful accounts receivable	(1,402)	(1,904)	(1,592)	(2,784)
Purchases of property and equipment	(10,284)	(4,450)	(23,197)	(10,942)
Payments of acquisition liabilities	(1,530)	(443)	(1,530)	(443)
Payments of contingent acquisition liabilities	—	—	—	(107)

Free Cash Flow	$11,577	$17,191	$23,331	$35,658

Leverage Ratio (10)	At June 30,
	2015	2014
Adjusted EBITDA for prior twelve-month period	$124,979	$110,379
Bank debt	$171,386	$188,825
Leverage ratio	1.37	1.71

Footnotes

(1)	Per share data may not sum due to rounding.
(2)	For the three and six months ended June 30, 2014, the Company reported a net loss. For those periods, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive.
(3)	All non-GAAP financial measures are presented on a continuing operations basis unless otherwise noted.
(4)	EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude the net income (loss) and per share net income (loss) impact of discontinued operations, severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.
(5)	Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.
(6)	A portion of the deferred contingent acquisition liability adjustment for the three and six months ended June 30, 2015 was non-taxable in nature.
(7)	On May 15, 2015, we executed an Amendment to Merger Agreement with the Cymetrix Sellers, establishing a definitive amount for the obligation and eliminating the contingent aspect of the Cymetrix acquisition liability. As a result of this agreement, the company will no longer record an interest expense for imputed interest resulting from the contingent aspect of the acquisition liability . Based on this change, the company re-evaluated the need for a deferred tax liability associated with expected non-deductible imputed interest and recorded an $826 thousand benefit to reverse the remaining tax impact in the quarter ended June 30, 2015.
(8)	For the three and six months ended June 30, 2014, the Company reported a net loss. For non-GAAP purposes, the per share and share amounts presented here reflect the inclusion of potentially dilutive shares based on the impact of the add backs included in Adjusted Net Income.
(9)	Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.
(10)	Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.